Exhibit 3.17

ARTICLES OF ORGANIZATION

OF

MILLENNIUM BILLARDS L.L.C.

Under and Pursuant to Section 203 of the Limited Liability Company Law of the State of New York

The undersigned being the organizer of the Limited Liability Company does hereby certify.

FIRST: The name of the Limited Liability Company is.

MILLENNIUM BILLARDS L.L.C.

SECOND: The office of the Limited Liability Company shall be located in the County of New York.

THIRD: The Secretary of State is designated as the agent of the Limited Liability Company upon whom process against the Limited Liability Company may be served, and the address to which the Secretary of State shall mail a copy of any process against the Limited Liability Company served upon him is Attention: c/o Ralph Tawil, Jr. 240 West 40th Street, New York, New York 10018.

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FOURTH: The Limited Liability Company is to be managed by one member or one manager.

FIFTH: A) The business purpose for which the Limited Liability Company is formed is to conduct any lawful business including but not limited the ownership of real estate and the management, leasing and financing of real estate;

B) Substantial business decisions or actions must be made by all members unless revised to the contrary in the Limited Liability Company’s Operating Agreement.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 27th day of January, 1998.

/s/ SAUL A. MISHAAN
SAUL A. MISHAAN - ORGANIZER
ATTORNEY-IN-FACT

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ARTICLES OF ORGANIZATION

OF

MILLENNIUM BILLARDS L.L.C.

Under Section 203 of the limited liability company law

Mishaan Dayon & Lieblich

1001 Ave Of The Americas, 24FL

New York, New York 10018

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CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

MILLENNIUM BILLARDS L.L.C.

Under and Pursuant to Section 211 of the

Limited Liability Company Law of the State of New York

The undersigned being AUTHORIZED PERSON of MILLENNIUM BILLARDS L.L.C. does hereby certify:

FIRST: The name of the Limited Liability Company is

MILLENNIUM BILLARDS L.L.C.

SECOND: The date the Articles of Organization to be amended were filed with the Department of State was the 28th day of January, 1998.

THIRD: That the amendment of the Articles of Organization effected by this Certificate is as follows:

Paragraph FIRST of the Articles of Organization, relating to MILLENNIUM BILLARDS L.L.C., is hereby amended to read as follows:

FIRST: The name of the Limited Liability company is: MILLENNIUM BILLBOARDS L.L.C.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 11th day of February, 1998.

/s/ Saul A. Mishaan
Saul A. Mishaan - Organizer

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

MILLENNIUM BILLARDS L.L.C.

Under Section 211 of the Limited Liability

Company Law of the State of New York

Mishaan Dayon & Lieblich

1001 Ave of The Americas, 24FL

New York, New York 10018

STATE OF NEW YORK

    County of New York

Cynthia Byrd, being duly sworn, says that she is the PRINCIPAL CLERK of the Publisher of the NEW YORK LAW JOURNAL, a Daily Newspaper; that the Advertisement hereto annexed has been published in the said NEW YORK LAW JOURNAL in each week for 6 successive weeks, commencing on the 24th day of July, 1998.

TO WIT JULY 24, 31, 1998 AUGUST 7, 14, 21, 28, 1998

SWORN TO BEFORE ME, this 28th day of August, 1998.

Christine A. Allen

Notary Public, State of New York

No. 01AL5072870

Qualified in Nassau County

Commission Expires Feb. 10, 1999

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AFFIDAVIT OF PUBLICATION

OF

MILLENNIUM BILLBOARDS L. L. C.

Under Section 206 of the Limited Liability

Company Law of the State of New York

Mishaan Dayon & Lieblich

1001 Ave of The Americas, 24FL

New York, New York 10018

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THE JEWISH WEEK

1501 BROADWAY

New York, N.Y. 10036

212-921-7822

STATE OF NEW YORK

COUNTY OF NEW YORK, CITY OF NEW YORK

BOROUGH OF MANHATTAN

, of the Borough of Manhattan, in the City of New York being duly sworn that she is the Principal Clerk of THE JEWISH WEEK AND THE AMERICAN EXAMINER, INC.

a newspaper printed in the Borough of Manhattan, aforesaid and the Notice of which the annexed is a true copy, has been published in said newspaper once each week for six week(s) (1-6) successively, commencing on the 7th day of Aug. 1998 and the following days, to with 7/24, 318/7, 14, 21, 28

/s/ Eva Rensley
Principal Clerk

Sworn and signed before me this 31 day of Aug. 1998

ARTHUR KLASS

Notary Public, State of New York

No. 01KL4922689

Qualified In Kings County

Commission Expires March 7, 2000

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AFFIDAVIT OF PUBLICATION

OF

MILLENNIUM BILLBOARDS L.L.C.

Under Section 206 of the Limited Liability

Company Law of the State of New York

Mishaan Dayon & Lieblich

1001 Ave of The Americas, 24FL

New York, New York 10018

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